Exhibit 99.1

DarioHealth Announces Acquisition of Leading Digital Musculoskeletal Company Upright Technologies and $70 Million Financing

Expands DarioHealth’s multi-condition platform into the $213 billion musculoskeletal market and creates one of the most comprehensive digital health platforms

Financing supported by leading health care focused institutional investors, including Nantahala Capital Management, LLC, Perceptive Advisors, Driehaus Capital Management, Farallon Capital Management, Pura Vida Investments, and others priced at market pursuant to Nasdaq rules

Increases membership to more than 150,000 and combined proforma 2020 full-year revenue to more than $20 million

Company to host a conference call today, January 27, 2021, at 8:30 am ET

NEW YORK, January 27, 2021 -- DarioHealth Corp. (Nasdaq: DRIO), a pioneer in the global digital therapeutics (DTx) market, announced today the signing of a definitive agreement to acquire digital musculoskeletal (MSK) company Upright Technologies Ltd. in a stock transaction. Dario will be adding Upright’s MSK solution to its digital therapeutic platform, which represents one of the most comprehensive multi-chronic condition platforms in the market with approximately 150,000 users. It brings together complementary companies with industry-leading consumer engagement and clinical outcomes delivered through a platform that combines advanced sensors, dynamic AI-driven behavior change, member journeys, and coaching. Dario has concurrently announced definitive agreements with a syndicate of highly regarded healthcare institutional investors to raise $70 million through a private placement of its common stock priced at the market pursuant to Nasdaq rules. Dario has executed securities purchase agreements for the sale of an aggregate of 3,278,688 shares of its common stock at a purchase price of $21.35 per share. Dario intends to use the net proceeds from the offering for general corporate purposes.

Upright is a leading digital MSK health company focused on preventing and treating the most common MSK conditions through behavioral science, biofeedback, coaching, and wearable tech.  Upright has over 90,000 active users and its clinically validated solution is recommended by more than 500 clinics worldwide.

Investors in the private placement included Nantahala Capital Management, LLC Perceptive Advisors, Driehaus Capital Management, Farallon Capital Management, Pura Vida Investments, Phoenix Insurance Ltd., More Provident Funds, and others. Cowen served as financial and capital markets advisor to Dario for the acquisition transaction and private placement. Cowen, Stifel and SternAegis Ventures served as placement agents for the financing. Upon closing of the private placement, Dario’s cash balance is expected to exceed $90 million. The private placement transaction is subject to customary closing conditions and is expected to close on or about February 1, 2021.

The acquisition of Upright is expected to advance Dario’s strategy in the following ways:

●	Expands our solution into the MSK market that costs payors and employers $213 billion annually

●	Adds a clinically proven, highly engaging chronic condition solution that has high comorbidity with Dario’s existing conditions to its digital therapeutics platform

●	Provides meaningfully accretive revenue and organizational synergies by leveraging Dario’s existing Business-to-Business (B2B) commercial organization

●	Combines two DTx leaders with origins in the direct-to-consumer (D2C) market, where the user interfaces were developed and refined, resulting in high user engagement and sustained behavior change

●	Creates further differentiation of Dario relative to direct peers by providing a comprehensive solution that addresses multiple chronic conditions

“MSK represents substantial costs to our customers and drive a large percentage of employee absenteeism and lost productivity. It is consistently one of the top priorities for clinical improvement and cost reduction for self-insured employers and health plans. Adding Upright’s solution to our integrated platform will substantially expand our opportunity to address a broader spectrum of our customers’ needs,” stated Rick Anderson, Dario’s President and General Manager of North America. “In addition, Upright’s focus on building a solution loved by its members, its high level of engagement, and proven approaches in driving sustainable behavior change, make it the perfect fit for us. Our commercial team is excited to take our new integrated solution to current and prospective customers.”

“I am very pleased to be able to achieve this milestone and expect that MSK will be a meaningful growth driver for our company for years to come,” stated Erez Raphael, Dario’s Chief Executive Officer. “We are committed to delivering the industry’s most comprehensive, clinically proven solution for the management of chronic conditions, and the addition of Upright, which is an expansion of our core competency, represents a significant step toward that goal. With similar approaches to building highly engaging and clinically effective products and similar cultures, I anticipate a rapid and seamless integration,” Mr. Raphael concluded.

“Similar to Dario, we have had great success building our product with roots in the D2C market and have begun to make inroads into the B2B space. We believe there are significant synergies that can be derived from being part of a broader digital health platform,” stated Oded Cohen, Chief Executive Officer and co-founder of Upright. “We believe that together with Dario, we can deliver an integrated, scalable, virtual platform to reduce employer, payor, and provider healthcare costs and offer lasting and impactful health outcomes for end-users. Dario stands apart from the rest with their shared consumer history and user-centric culture, and I look forward to working with Erez and the team to drive this next phase of growth."

After the closing of the acquisition, Upright’s CEO and co-founder Oded Cohen will serve as Dario’s General Manager of MSK product and will join Dario’s Board of Directors.

Pursuant to the terms of the purchase agreement, Dario agreed to acquire Upright for $31 million with $29.5 paid in stock and $1.5 million in cash; after deducting outstanding debt and making working capital adjustments, the number of purchase shares issued was determined based on the closing price of Dario’s shares on the day prior to the signing of the term sheet, subject to a share price collar which takes into effect recent market activity post-signing. Dario will issue approximately 1.7 million shares of common stock to Upright shareholders at the closing, which is subject to customary closing conditions and expected to take place on or about February 7, 2021.

DarioHealth unaudited revenues for 2020 are estimated to reach approximately $7.6 million, including estimated revenues of $2.12 million in the fourth quarter of 2020, and Upright’s unaudited revenues for 2020 are estimated to reach approximately $12.8 million. Dario’s cash balance as of December 31, 2020 was $28.6 million.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Conference Call and Webcast Information

Toll-Free: 1-877-407-0784

Toll/International: 1-201-689-8560

Israel Toll-Free: 1 809 406 247

Conference ID: DarioHealth Conference Call and Webcast

Webcast: http://public.viavid.com/index.php?id=143254

Participants are asked to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through February 10, 2021. To listen to the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international) and use replay passcode 13715699.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading global digital therapeutics company revolutionizing how people with chronic conditions manage their health. Dario's next-generation, AI-powered, digital therapeutic solutions support more than just an individual's disease. Dario provides adaptive, personalized experiences that drive behavior change through evidence-based interventions, intuitive, clinically proven digital tools, high-quality software, and coaching to help individuals improve health and sustain meaningful outcomes. Dario offers one of the highest-rated diabetes and hypertension solutions on the market. The company’s cross-functional team operates at the intersection of life sciences, behavioral science, and software technology and is rapidly expanding into new chronic conditions and geographic markets, using a performance-based approach to improve its users’ health. Dario makes the right thing to do the easy thing to do. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. (the "Company") related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" are intended to identify forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses the timing of the closing of the financing and Upright transactions, its expected cash balance after the closing of the financing transaction, the expected number of shares to be issued by it pursuant to the Upright agreement, the expected benefits and advancement relating to the acquisition of Upright, that the acquisition of Upright and its MSK solution to its integrated platform will substantially expand its opportunity to address a broader spectrum of its customers’ needs, that the addition of Upright represents an expansion of its core competency and represents a significant step towards its goal of delivering the industry’s most comprehensive clinically proven solution for the management of chronic conditions, that it anticipates a rapid and seamless integration with Upright and its expected unaudited revenues for 2020 and Upright’s unaudited revenues for 2020. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact:

Suzanne Bedell

VP Marketing

suzanne@dariohealth.com

+347-767-4220

Investor Relations Contact:

Chuck Padala

chuck@lifesciadvisors.com

+1-646-627-8390

Media Contact:

Natalie Joslin

dariohealth@mergeworld.com

301-233-7907